                         [DELOITTE & TOUCHE LETTERHEAD]


                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-84201, which also constitutes Post Effective Amendment No. 1 to Registration Statement No. 333-65903, of Safeway Inc. of our report dated March 5, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 2, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

San Francisco, California
August 9, 1999